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                                                                     EXHIBIT 4.7




                                FORM OF NEW NOTE

                               (FACE OF SECURITY)

                                                            CUSIP No.: 313549AF4

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE (AS DEFINED BELOW).


         Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation ("DTC"), New York, New York, to Federal-Mogul Corporation or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co., or to such other entity as is requested by an authorized representative of DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.
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                            FEDERAL-MOGUL CORPORATION

                           8.80% SENIOR NOTES DUE 2007

No. 001                                                            $125,000,000

                  Federal-Mogul Corporation, a corporation duly organized and existing under the laws of Michigan (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of ONE HUNDRED TWENTY-FIVE MILLION Dollars on April 15, 2007, and to pay interest thereon from April 23, 1997 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on April 15 and October 15 in each year, commencing October 15, 1997 at the rate of 8.80% per annum, until the principal hereof is paid or made available for payment. In addition, the holder of this Security is entitled to Additional Interest (as defined on the reverse of this Security).

                  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the first day of April or the first of October (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such Interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

                  Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

                  Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
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                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Dated:             , 1997

                                        FEDERAL-MOGUL CORPORATION

                                        By
                                           -----------------------------------
                                                Name:
                                                Title:


                                        Attest:
                                                ------------------------------
                                                Name:
                                                Title:


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                              (REVERSE OF SECURITY)
                           8.80% SENIOR NOTES DUE 2007


                  This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of August 12, 1994 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and First Trust National Association, as Trustee and successor to Continental Bank (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof limited in aggregate principal amount to $125,000,000.

                  All references to "interest" in relation to the Securities shall include all interest payable on the Securities including any Additional Interest (as defined herein), if applicable. For all purposes of the Indenture and the Securities, Additional Interest shall be treated as interest and shall be payable on the same Interest Payment Dates and to the holders of record on the same record dates as would be the case for stated interest.

                  The following terms relate to Additional Interest: if (i) the Registration Statement as such term is defined in the Registration Agreement, dated as of April 23, 1997, among the Company, Salomon Brothers, Inc, Bear, Stearns & Co. Inc. and Chase Securities Inc. (the "Registration Agreement")is not filed with the Securities and Exchange Commission (the "Commission") on or prior to the 60th day following April 23, 1997, (ii) the Registration Statement is not declared effective by the Commission on or prior to the 120th day following April 23, 1997, or (iii) the Exchange Offer (as defined in the Registration Agreement) is not consummated or the Shelf Registration Statement (as defined in the Registration Agreement) is not declared effective by the Commission on or prior to the 180th day following April 23, 1997, interest in addition to the stated interest on the Securities ("Additional Interest") will accrue from and including the next day following each of (a) such 60-day period in the case of clause (i) above, (b) such 120-day period in the case of clause
(ii) above and (c) such 180-day period in the case of clause (iii) above. In each case, such Additional Interest will be payable at a rate per annum equal to 0.25% of the principal amount of the Outstanding Notes (as defined in the Registration Agreement) (determined daily). The aggregate amount of Additional Interest payable pursuant to the foregoing provisions will in no event exceed 0.50% per annum of the principal amount of the Outstanding Notes (determined daily). Upon (1) the filing of the Registration Statement after the 60-day period described in clause (1) above, (2) the effectiveness of the Registration Statement after the 120-day period described in clause (ii) above or (3) the consummation of the Exchange Offer or the effectiveness of the Shelf Registration Statement, as the case may be, after the 180-day period described in clause (iii) above, the Additional Interest attributable to the occurrence of any event described in such clause (i), (ii) or (iii) will cease to accrue from the date of such filing, effectiveness or consummation, as the case may be.
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                  In the event that a Shelf Registration Statement is declared effective, pursuant to the terms of the Registration Agreement, if the Company fails to keep such Shelf Registration Statement continuously effective or generally usable for resales for the period required by the Registration Agreement, then from the next day following such time as the Shelf Registration Statement is no longer effective or usable until the earlier of (i) the date that the Shelf Registration Statement is again deemed effective or is usable,
(ii) April 23, 1999, and (iii) the date as of which all of the Securities are sold pursuant to the Shelf Registration Statement, Additional Interest will accrue at a rate per annum equal to 0.25% of the principal amount of the Outstanding Notes (determined daily), except that Additional Interest will cease to accrue during any Registration Suspension Period (as defined in the Registration Agreement).

                  The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

                  If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                  As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.


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                  No reference herein to the Indenture and no provision of this
Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  The Securities of this series are issuable only in registered form without coupons in denominations of $100,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.


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                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                FIRST TRUST NATIONAL ASSOCIATION,
                                      As Trustee



                                By
                                   -----------------------------------
                                    Name:
                                    Title:



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